UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2021

BOSTON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54586	27-0801073
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

354 Merrimack Street #4, Lawrence, MA 01843

(Address of principal executive offices)

603-935-9799

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities
Item 5.01	Change in Control of Registrant
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Agreement and Plan of Merger

On January 26, 2021, Boston Therapeutics, Inc., a Delaware corporation (the “Company”), BTHE Acquisition Inc., a California corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Nanomix, Inc., a California corporation (“Nanomix”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Nanomix, with Nanomix continuing as a wholly-owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. The merger closed on June 4, 2021.

Nanomix has developed an advanced mobile Point-of-Care (POC) diagnostic system that can be used in performing a wide range of in vitro diagnostic tests in many environments. Our goal is to provide laboratory quality testing for time sensitive medical conditions, at the first point of contact that a patient has with the healthcare system, no matter where that occurs. The Nanomix eLab® system is CE Marked, a 510(k) is currently in process, and Emergency Use Application (EUA) for COVID testing has been submitted to the FDA. Nanomix intends to market and sell this system for the detection and diagnosis of a variety of time sensitive medical conditions.

Subject to the terms and conditions of the Merger Agreement, as consideration for the Merger, Company issued to the shareholders of Nanomix 1,000,000 shares of a newly created Series C Convertible Preferred Stock of the Company (the “Preferred Stock”). Upon the effectiveness of the amendment to our Certificate of Incorporation to effectuate the reverse stock split of one-for-173, all such shares of Preferred Stock issued to Nanomix shareholders shall automatically convert into approximately 35,316,768 shares of common stock of the Company, the warrants to be assumed at closing may be exercisable into approximately 2,100,911 shares of common stock of the Company and the options and restricted stock units to be assumed at closing may be exercisable into approximately 6,070,842 shares of common stock of the Company. The shares of common stock issuable upon conversion of the Preferred Stock together with warrants, restricted stock units and options to be assumed on the closing date shall represent approximately 80% of the outstanding shares of Common Stock of the Company upon closing of the Merger.

The Merger Agreement contains customary representations, warranties and covenants made by the Company and Nanomix, including covenants relating to obtaining the requisite approvals of the shareholders of the Company and Nanomix, indemnification of directors and officers and the Company’s and Nanomix’s conduct of their respective businesses between the date of signing of the Merger Agreement and the closing of the transaction.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 to this report and incorporated herein by reference.

The Merger Agreement (and the foregoing description of the Merger Agreement and the transactions contemplated thereby) has been included to provide investors and shareholders with information regarding the terms of the Merger Agreement and the transactions contemplated thereby. It is not intended to provide any other factual information about the Company or Nanomix. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC. Investors and shareholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and shareholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

The Closing of the merger effectuated a change in control of the Company. As a result of the Closing, the former shareholders own approximately 80.0% of the Company's issued and outstanding common stock on a fully diluted basis assuming full conversion of the Series C Preferred Stock. The are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of officers or other matters, except as set forth herein.

On June 4, 2021, Conroy Cheng resigned as an executive officer of the Company subject to the Company filings its Form 10Q Quarterly Report for the quarter ended March 31, 2021. Further, Mr. Cheng resigned as a director of the Company subject to the requirements of Section 14(f) of the Securities Exchange Act of 1934. The resignation of Mr. Cheng was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, practices, or otherwise. The Board approved and accepted the resignations.

On June 4, 2021, David Ludvigson was appointed to serve as director and, subject to the effective date of the resignation of Mr. Cheng, as the Company’s Chief Executive Officer, Chief Financial Officer and Secretary.

Mr. Ludvigson has served as the President and Chief Executive Officer of Nanomix, Inc. since June 2013. From October 2009 through present day, Mr. Ludvigson has served as President of Knight Ludvigson Advisors providing advisory and business consulting services to Life Science and Technology companies including M&A, financing, business strategy, go to market planning and sales channel strategy and implementation. Mr. Ludvigon serves on the board of directors of Imagion Biosystems, Inc. (IBX) and China Stem Cells Ltd. (privately held). Mr. Ludvigson received his BS and MAS in Accounting from Gies College of Business – University of Illinois Urbana-Champaign. Mr. Ludvigson is not related to any Officers or Directors of the Company. There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

This report shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statement of Business Acquired

Audited financial statements of Nanomix Inc. for the years ended December 31, 2020 and 2021 (to be filed by amendment)

Unaudited financial statements of Nanomix Inc. for the three months ended March 31, 2021 and 2020 (to be filed by amendment)

(b) Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Financial Statements (to be filed by amendment)

(d) Exhibits

2.1	Agreement and Plan of Merger, dated February 2, 2021, by and between Boston Therapeutics, Inc.., BTHE Acquisition Inc. and Nanomix, Inc. (1) *
4.1	Certificate of Designation – Series B Preferred Stock (1)

(1)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission filed February 2, 2021.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON THERAPEUTICS, INC.

	By:	/s/ Conroy Chi-Heng Cheng
	Name:	Conroy Chi-Heng Cheng
	Title:	Chief Executive Officer

Date: June 10, 2021